UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 5, 2009

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120

(Address of principal executive offices) (Zip Code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 5, 2009, in the case of Monolithic Power Systems, Inc. v. O2Micro International Limited (“O2”), the United States Court of Appeals for the Federal Circuit affirmed the judgment from the United States District Court for the Northern District of California that all of the claims of US Patent No. 6,396,722 asserted against MPS and its customers were invalid on the grounds of obviousness. The Court also dismissed O2’s action and overturned a judgment in the Eastern District Court of Texas against Taiwan Sumida Electonics, Inc., a customer of MPS, on the basis that O2 cannot assert the same invalid claims. A press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on March 6, 2009 announcing the decision of the United States Court of Appeals for the Federal Circuit to affirm the decision of the United States District Court for the Northern District of California in favor of Monolithic Power Systems, Inc. and its customers.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on March 6, 2009 announcing the decision of the United States Court of Appeals for the Federal Circuit to affirm the decision of the United States District Court for the Northern District of California in favor of Monolithic Power Systems, Inc. and its customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 2009	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)